LIBERTY GROUP HOLDINGS, INC.
                                   OPTION PLAN


Section 1.        Establishment and Purpose.
                  -------------------------

         The name of the plan is the Liberty Group Holdings, Inc. Option Plan (the "Plan") which became effective as of January 1, 2000.

         The purpose of the Plan is to offer selected individuals an opportunity to acquire a proprietary interest in the success of Liberty Group Holdings, Inc., a Delaware corporation (the "Company"). The judgment, initiative and efforts of valued employees and other individuals upon whom the financial success and growth of the Company largely depend will be entitled to purchase proprietary interests in the Company.

Section 2.        Stock Subject to the Plan.
                  -------------------------

         The total number of shares of stock reserved and available for distribution under the Plan shall be 300,000 shares of common stock of the Company. The number of shares reserved hereunder may consist in whole or in part of authorized and unissued shares or treasury shares.

         Upon exercise of the option in accordance with the terms of this Plan and the Option Agreement (described in Section 5 below), the grantee shall receive such shares of stock of the Company set forth in the Notice of Option Grant delivered to the grantee. A grantee to whom shares have been issued upon proper exercise of an option granted hereunder shall be entitled all rights of a stockholder, including, without limitation, dividends, voting and liquidation rights.

Section 3.        Administration of the Plan.
                  --------------------------

         The Plan shall be administered by a Committee (the "Committee"). The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee may, in its sole discretion, grant options for shares of the Company's stock to such eligible individuals as it deems appropriate and issue stock upon exercise of such options. The Committee shall have authority, subject to the express provisions of the Plan, to construe the Option Agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Option Agreements, which may, but need not be identical, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The
Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. All decisions, interpretations and other actions of the Committee shall be final and binding. The Committee shall not be liable for any action or determination made in good faith. The functions of the Committee shall be exercised by the Board of Directors of the Company, if and to the extent that no Committee exists which has the authority to so administer the Plan.

Section 4.        Eligibility.
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         Options may be granted to officers and  employees  of the  Company,  as well as agents and consultants to the Company, whether or not otherwise employees of the Company. In determining the eligibility of an individual to be granted an option under the Plan, as well as in determining the number of shares to be optioned to any individual, the Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company of his or her services and accomplishments, his or her present and potential contribution to the success of the Company, and such other factors as the Committee may deem relevant.

Section 5.        Option Agreement.
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         Each option  shall be governed by Notice of Option  Grant and an option agreement (the "Option Agreement") duly executed on behalf of the Company and by the grantee to whom such option is granted. The Option Agreement shall be subject to the terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the
Committee  deems  appropriate  for  inclusion  in  the  Option  Agreement.   The
provisions of the various Option Agreements entered into under the Plan need not be identical.

Section 6.        Option Price and Exercise of Option.
                  -----------------------------------

         The exercise price shall be determined by the Committee, except that the exercise price of any outstanding options granted under the Prior Plan shall remain unchanged. Each option shall be exercisable at such time or times and during such period as shall be set forth in the Notice of Option Grant and/or Option Agreement. To the extent that an option is not exercised when it becomes initially exercisable, it shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period.

Section 7.        Term of Option; Exercisability.
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         (a)      Term.
                  ----

                  (i) Each option shall expire five (5) years from the date of the granting thereof, except as (y) otherwise provided pursuant to the provision of Section 7(b) hereof and (z) earlier termination as herein provided.

                  (ii) Except as otherwise provided in this Section 7, an option granted to any grantee who ceases to perform services for the Company shall terminate three (3) months after the date such grantee ceases to perform services for the Company.

                  (iii) If the grantee ceases to perform services for the Company because of dismissal for cause or because the grantee is in breach of any agreement with the Company, such option shall terminate on the date the grantee ceases to perform services for the Company.

                  (iv) If the grantee ceases to perform services for the Company because the grantee has become disabled (as determined in the sole discretion of Committee), such option shall terminate on the next immediate anniversary date of the option grant date following the date such grantee ceases to perform services for the Company, or on the date on which the option expires by its terms, whichever occurs first. For example, if the option was granted on January 1st and the grantee became disabled on July 1st, the option would terminate on the following January 1st.

                  (v) In the event of the death of a grantee, any option granted to such grantee shall terminate on the next immediate anniversary date of the option grant date after the date of death, or on the date on which the option expires by its terms, whichever occurs first.

         (b)      Exercisability.
                  --------------

                  (i) Each Option  Agreement  shall specify the date when all or any installment of the option is first exercisable. The exercisability provisions contained in any Option Agreement shall be determined by the Committee in its sole discretion.

                  (ii) Except as otherwise provided below, an option granted to any grantee who ceases to perform services for the Company shall be exercisable only to the extent that such option has vested and is in effect on the date such grantee ceases to perform services for the Company.

                  (iii) An option granted to a grantee who ceases to perform services for the Company because he or she has become disabled (as defined above) may be exercised by the grantee or his or her legal representative, but only to the extent that such option has become exercisable on or prior to the termination date of the option (as determined in accordance with Section 7(a)(iv)).

                  (iv) In the event of the death of any grantee, the option granted to such grantee may be exercised by the estate of such grantee or by any person or persons who acquired the right to exercise such option by bequest or inheritance, but only to the extent that such option has become exercisable on or prior to the termination date of the option (as determined in accordance with Section 7(a)(v)).

Section 8.        Options and Shares Not Transferable.
                  -----------------------------------

         The option, the right of any grantee to exercise any option and the shares issuable upon exercise of the option shall not be, directly or indirectly, disposed, assigned or transferred by such grantee other than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such grantee only by the grantee (unless disabled). Any attempted disposition or other transfer of the option and/or shares of stock granted pursuant to the exercise of an option under the Plan, including without limitation, any gift, purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, shall be null and void and without effect.

Section 9.        Right of Repurchase and Right of First Refusal.
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         (a) Shares of stock issued upon  exercise of an option shall be subject to a right of repurchase by the Company. Such restriction shall be set forth in the applicable Notice of Option Grant and Option Agreement. Any such repurchase right may be exercised only within 90 days after the termination of the grantee's employment with the Company. The purchase price for repurchased shares shall be determined by the Committee based upon the average bid price from the immediate prior twenty trading days.

         (b) Shares of stock issued upon exercise of an option shall be subject to a right of first refusal by the Company. Such restriction shall be set forth in the applicable Option Agreement.

Section 10.       Recapitalization, Reorganization and Change of Control.
                  ------------------------------------------------------

         In the event that the outstanding shares in the Company are changed into or exchanged for a different number or kind of shares or securities of the Company or another company by reason of any reorganization, merger, consolidation, recapitalization, reclassification, combination or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of securities as to which options may be granted under the Plan and as to which outstanding options or portions thereof then unexercised shall be exercised, to the end that the proportionate interest of grantees shall be maintained as before the occurrence of such event.

         In addition, unless otherwise determined by the Committee in its sole discretion, in the case of any (i) sale, transfer or other disposition to another entity of all or substantially all of the property and assets of the Company or (ii) Change of Control (as defined below) of the Company, the purchaser(s) of the Company's assets or stock may, in its (their) discretion, deliver to the grantee the same kind of consideration that is delivered to other stockholders of the Company as a result of such sale, conveyance or Change of Control. Alternatively, the Committee may cancel all outstanding options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value the grantee would have received had the option been exercised (to the extent so exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change of Control, less the exercise price therefor. Upon receipt of such consideration, the options shall terminate and be of no further force and effect. The value of the stock or other securities the grantee would have received if the option had been exercised shall be determined in good faith by the Committee.

         The Committee shall also have the power and right to accelerate the exercisability of any options, notwithstanding any limitations in this Plan or in the Option Agreement upon such a sale, conveyance or Change of Control.

         A "Change of Control" shall be deemed to have occurred upon the consummation of a merger, consolidation or other transaction with or into another entity or any other reorganization if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation, reorganization or other transaction is owned by persons who did not possess such voting power immediately prior to such merger, consolidation, reorganization or other transaction.

Section 11.       No Special Employment Rights.
                  ----------------------------

         Nothing contained in the Plan, the Notice of Option Grant or the Option Agreement or in any option granted thereunder shall confer upon any grantee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the grantee from the rate in existence at the time of the grant of an option.

Section 12.       Withholding.
                  -----------

         The Company's obligation to deliver shares upon the exercise of an option granted under the Plan shall be subject to the satisfaction by the grantee, as determined in the sole discretion of the Company, of all applicable Federal, state and local income and employment tax withholding requirements.

Section 13.       Purchase for Investment.
                  -----------------------

         Unless the shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as amended (the "Securities Act"), the Company shall be under no obligation to issue any shares of stock covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such interests, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law.

Section 14.       Modification of Outstanding Options.
                  -----------------------------------

         Subject  to  the  limitations   contained  herein,  the  Committee  may
authorize the amendment of any outstanding option with the consent of the grantee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.
Section 15.       Termination and Amendment of the Plan.
                  -------------------------------------

         The Plan shall terminate on December 31, 2007. The Committee may at any time terminate the Plan or make such modification or amendment thereof as it deems appropriate. Termination or any modification or amendment of the Plan shall not, without the consent of a grantee, affect his or her rights under an option granted to him or her prior to the date of such amendment.

Section 16.       Notices.
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         Any communication or notice required or permitted to be given under the
Plan shall be in writing and mailed by registered or certified mail or delivered to the Company, to its principal place of business, attention: Committee, and, if to the holder of an option, to the address appearing on the records of the Company.